Exhibit 99.2

LETTER TO REGISTERED HOLDERS AND THE DEPOSITORY

TRUST COMPANY PARTICIPANTS

Relating to

STATE STREET CORPORATION

Offer to Exchange

up to (i) $750,000,000 2.825% Fixed-to-Floating Rate Senior Notes due 2023, (ii) $500,000,000 2.901% Fixed-to-Floating Rate Senior Notes due 2026 and (iii) $500,000,000 3.152% Fixed-to-Floating Rate Senior Notes due 2031 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) for any and all of our outstanding unregistered (i) 2.825% Fixed-to-Floating Rate Senior Notes due 2023, (ii) 2.901% Fixed-to-Floating Rate Senior Notes due 2026 and (iii) 3.152% Fixed-to-Floating Rate Senior Notes due 2031

Pursuant to the Prospectus, dated [●], 2020

To Registered Holders and The Depository Trust Company Participants:

This document relates to the exchange offer made by State Street Corporation whereby we are offering (i) $750,000,000 aggregate principal amount of new 2.825% Fixed-to-Floating Rate Senior Notes due 2023, (ii) $500,000,000 aggregate principal amount of new 2.901% Fixed-to-Floating Rate Senior Notes due 2026 and (iii) $500,000,000 aggregate principal amount of new 3.152% Fixed-to-Floating Rate Senior Notes due 2031 in exchange for an equal amount, respectively, of outstanding (i) 2.825% Fixed-to-Floating Rate Senior Notes due 2023, (ii) 2.901% Fixed-to-Floating Rate Senior Notes due 2026 and (iii) 3.152% Fixed-to-Floating Rate Senior Notes due 2031 (collectively, the “Old Notes”).

We are requesting that you contact your clients for whom you hold Old Notes regarding the exchange offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

1. Prospectus, dated [●], 2020;

2. Letter of Transmittal, together with accompanying IRS Form W-9 and instructions thereto;

3. A Notice of Guaranteed Delivery to be used to accept the exchange offer if, prior to the expiration date, Old Notes are not immediately available, if time will not permit delivery of Old Notes, the Letter of Transmittal or any other document that is required to be delivered to the exchange agent or if the procedures for book-entry transfer cannot be completed; and

4. A form of letter that may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the exchange offer.

Your prompt action is requested. The exchange offer will expire at 5:00 p.m., New York City time, on [●], 2020, unless extended (such date and time, as they may be extended, the “expiration date”). We do not currently intend to extend the expiration date. Tenders of Old Notes may be withdrawn at any time prior to the expiration date.

To participate in the exchange offer, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof or, in the case of a book-entry transfer, an agent’s message in lieu thereof), with any required signature guarantees and any other required documents, must be sent to the exchange agent and certificates representing the Old Notes must be delivered to the exchange agent (or book-entry transfer of the Old Notes must be made into the exchange agent’s account at DTC), all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

Any inquiries you may have with respect to the exchange offer or requests for additional copies of the enclosed materials should be directed to the exchange agent at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

STATE STREET CORPORATION

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF STATE STREET CORPORATION OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.